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                                                                    EXHIBIT 4.57


                                                                             CTC
                                                                  Loan No. T0362


                                PLEDGE AGREEMENT


STATE OF LOUISIANA                )
                                  )
PARISH OF CALCASIEU               )

STATE OF GEORGIA                  )
                                  )
COUNTY OF COBB                    )


         BEFORE the respective undersigned Notaries Public, and in the presence of the undersigned respective competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

         THIS PLEDGE AGREEMENT (this "Pledge Agreement") is made as of April 20, 1995, by and between CAMERON COMMUNICATIONS CORPORATION, as pledgor (the "Pledgor"), and COBANK, ACB, as pledgee ("CoBank").


                                   RECITALS:

         WHEREAS, the Pledgor owns 96% of the capital stock of Mercury Cellular Telephone Company ("MCTC"); and

         WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated of even date herewith (as the same may be amended, supplemented, extended or restated from time to time, the "Loan Agreement"), providing for a loan of up to $18,000,000 (the "Loan"); and

         WHEREAS, the proceeds of the Loan will be reloaned by the Borrower to MCTC for the purposes set forth in the Loan Agreement; and

         WHEREAS, as an inducement to CoBank to execute the Loan Agreement and to make the Loan, the Pledgor has made that certain Limited Recourse Continuing Guaranty, dated as of even date herewith (as the same may be amended, supplemented, extended or restated from time to time, the "CCC Limited Recourse Guaranty"), for the benefit of CoBank; and

         WHEREAS, to secure the Pledgor's obligations to CoBank under the CCC Limited Recourse Guaranty and the "Obligations" (as therein defined), the Pledgor has agreed to
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pledge to CoBank the hereinafter defined Pledged Collateral on the terms and conditions set forth in this Pledge Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Pledgor and CoBank agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Pledge Agreement, unless otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

         SECTION 2. PLEDGE. To secure the payment or performance of the Obligations, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under the Note and the MCTC Note and the performance by the Pledgor under the CCC Limited Recourse Guaranty (collectively, including the Obligations, the "Secured Obligations"), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto CoBank, and grants to CoBank a lien upon and a security interest in (a) all now owned or hereafter acquired capital stock of MCTC; and (b) any cash, additional shares or securities or other property at any time and from time to time receivable or otherwise distributable in respect of; in exchange for, or in liquidation of; any and all such stock, together with the proceeds thereof (all such shares, capital stock, securities, cash, property and other proceeds thereof; collectively, the "Pledged Collateral"). Upon delivery to CoBank, (i) any securities now or hereafter included in the Pledged Collateral (the "Pledged Securities") shall be accompanied by duly executed stock powers in blank and by such other instruments or documents as CoBank or its counsel may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as CoBank or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates therefor, theretofore and then being pledged hereunder, which schedules shall be attached hereto as Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto CoBank, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that, except for security interests granted to CoBank, including the interest herein given, the Pledgor is the legal, equitable and beneficial owner of the Pledged Collateral, holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature, and will make no voluntary assignment, pledge, mortgage, hypothecation or transfer of the Pledged Collateral (except as may be permitted under this

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Pledge Agreement with respect to cash dividends); that the Pledgor has good right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever; that the execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any provision of the Pledgor's articles of incorporation or bylaws, or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Pledgor or any of the Pledgor's property; that no approval, consent or authorization of any governmental or regulatory authority which has not heretofore been obtained is necessary for the execution or delivery by the Pledgor of this Pledge Agreement or for the performance by the Pledgor of any of the terms or conditions hereof or thereof; and that this pledge is effective to vest in CoBank the rights of the Pledgor in the Pledged Collateral as set forth herein.

         SECTION 4. STOCK OF MCTC. The Pledgor represents that it is the registered and beneficial owner of the shares and percentage of the capital stock of MCTC set forth on Schedule 1 hereto, which stock is owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person other than CoBank. The outstanding capital stock of MCTC has been duly authorized and is validly issued, fully paid and non-assessable.

         SECTION 5. ADDITIONAL SHARES OF CAPITAL STOCK; TRANSFER. Without the prior written consent of CoBank, the Pledgor will not (a) consent to or approve of the issuance of any additional shares of any class of capital stock by MCTC or to any options, subscription rights, warrants or other instruments in respect thereof; (b) consent to or approve of the establishment of any additional class or classes of capital stock by MCTC or the issuance of any shares thereunder, (c) consent to or approve of any merger, consolidation, reorganization or any sale or lease of substantially all the assets of MCTC, or
(d) consent to or approve the repurchase or redemption by MCTC of any of its capital stock.

         SECTION 6. COVENANTS WITH RESPECT TO COLLATERAL. The Pledgor hereby covenants and agrees with respect to the Pledged Collateral as follows:

                 (A) The Pledgor will cause any additional securities issued by MCTC or property issued by MCTC with respect to the Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited and pledged hereunder and delivered to CoBank, in each case accompanied by proper instruments of assignment duly executed; and

                 (B) The Pledgor will defend its title to the Pledged Collateral against the claims of all persons whomsoever.



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         SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

                 (A) In the absence of the occurrence of an Event of Default. In the absence of the occurrence and continuation of an Event of Default (as hereinafter defined):

                          (i) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement (including Section 5) or any agreement giving rise to any of the Obligations; provided, that the Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Securities or any part thereof;

                          (ii) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, CoBank shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor;

                          (iii) The Pledgor shall not be entitled to retain
                 cash dividends paid on Pledged Securities without the prior written consent of CoBank if such payment is in violation of the limitations on dividends set forth in Section 6(J) of the MCTC Guaranty. CoBank may require any such cash dividends to be delivered to CoBank as additional security hereunder or applied toward the satisfaction of the Secured Obligations;

                          (iv) Any and all stock and/or liquidating dividends,
                 other distributions in property, return of capital or other distributions made on or in respect of Pledged Securities, whether resulting from an increase or reduction of capital, a subdivision, combination or reclassification of outstanding capital stock of any corporation, capital stock of which is pledged hereunder, or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, spin-off, split-off or options, warrants, or rights, whether as an addition to, or in substitution or in exchange for, any of the Pledged Collateral, or otherwise, or dividends or distribution of any sort, or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any issuer of the Pledged Securities, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by the Pledgor, then the Pledgor shall accept the same as CoBank's agent, in trust for CoBank, and shall deliver them forthwith to CoBank in the exact form received with, as applicable, the Pledgor's
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                 endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by CoBank, subject to the terms hereof; as part of the Pledged Collateral; and

                          (v) CoBank shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, as appropriate, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor reasonably may request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which the Pledgor is entitled to exercise pursuant to paragraph (A)(i) above and/or to receive any dividends which the Pledgor is authorized to retain pursuant to paragraph (A)(iii) above.

                 (B) Upon Default. Upon the occurrence of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which the Pledgor is entitled to exercise pursuant to paragraph (A)(i) above shall become vested in CoBank upon one day's prior written notice, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgor shall otherwise be entitled to exercise pursuant to paragraph (A)(i) above. Upon the occurrence of an Event of Default, all dividends shall be delivered to CoBank as additional security hereunder or applied toward satisfaction of the Secured Obligations.

         SECTION 8. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing, CoBank may sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such prices and on such terms as CoBank in its discretion shall deem appropriate. CoBank shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933, and upon consummation of any such sale CoBank shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. CoBank shall give the Pledgor ten
(10) days' written notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of Louisiana) of CoBank's intention to make any such public or private sale or sales on any such securities exchange. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof; will first be offered for sale at such

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exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as CoBank may fix and shall state in the notice or publication (if any) of such sale.

         At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate portions, as CoBank in its sole discretion may determine. CoBank shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. At any public sale made pursuant to this Pledge Agreement, CoBank may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to CoBank from the Pledgor as a credit against the purchase price, and CoBank may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof; a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; to the extent permitted by law, CoBank shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after CoBank shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, CoBank may proceed by suit or suits at law or in equity to foreclose this Pledge Agreement and may sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. Any sale pursuant to this Section 8 shall be deemed to conform to commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of Louisiana.

         SECTION 9. COBANK APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby constitutes and appoints CoBank during the term of any of the Secured Obligations the attorney-in-fact of the Pledgor which appointment is irrevocable and shall be an agency coupled with an interest. This power of attorney is for the purpose, upon the occurrence of an Event of Default, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which CoBank may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, CoBank shall have the right, after the occurrence of an Event of Default, with full power of substitution either in CoBank's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute, or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge,

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transfer and make any agreement respecting, or otherwise deal with, the same;
provided, however, that nothing herein contained shall be construed as requiring or obligating CoBank to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by CoBank or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against CoBank.

         SECTION 10. EVENT OF DEFAULT. For purposes of this Pledge Agreement, an "Event of Default" shall exist hereunder upon the happening of any of the following events:

                          (i) any Event of Default under any of the Loan Documents; or

                          (ii) any written representation or warranty made in the CCC Limited Recourse Guaranty or in connection with this Pledge Agreement shall prove to have been false or misleading in any material respect as of the date made; or

                          (iii) the Pledgor shall default in the performance or
                 observance of any provisions of this Pledge Agreement; provided, however, that in the event any default in the performance or observance of Section 6(B) has occurred, such default has continued for a period of thirty (30) days; or

                          (iv) the Pledgor from and after the date hereof
                 shall, or shall attempt to, encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Pledged Collateral or any interest therein except as otherwise permitted herein, or any of the Pledged Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien; or

                          (v) this Pledge Agreement shall not or shall no longer be effective in granting to CoBank a first priority perfected lien on the Pledged Collateral.

         SECTION 11. APPLICATION OF PROCEEDS OF SALE AND CASH. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by CoBank under the provisions of this Pledge Agreement, shall be applied by CoBank as follows:

                 First: to the payment of all reasonable costs and expenses incurred by CoBank in connection herewith, including but not limited to, all court costs and the fees and disbursements of counsel for CoBank in connection herewith, and to the

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         repayment of all advances made by CoBank hereunder for the account of the Pledgor, and the payment of all reasonable costs and expenses paid or incurred by CoBank in connection with the exercise of any right or remedy hereunder; and

                 Second:  to the payment in full of the Secured Obligations.

Any amounts remaining after such application shall be promptly remitted to the Pledgor, its successors, legal representatives or assigns, or as otherwise provided by law.

         SECTION 12. FURTHER ASSURANCES. The Pledgor agrees that it will join with CoBank in executing and will file or record such notices, financing statements or other documents as may be necessary to the perfection of the security interest of CoBank hereunder, and as CoBank or its counsel may reasonably request, such instruments to be in form and substance satisfactory to CoBank and its counsel, and that the Pledgor will do such further acts and things and execute and deliver to CoBank such additional conveyances, assignments, agreements and instruments as CoBank may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto CoBank its rights, powers and remedies hereunder. The Pledgor shall notify CoBank in writing promptly upon its acquisition of capital stock of MCTC and shall execute and deliver to CoBank, upon request, an amendment to this Pledge Agreement or such other instruments as CoBank may request together with certificates evidencing such capital stock accompanied by stock transfer powers executed in blank, and shall take such other action requested by CoBank to effectuate the pledge of such capital stock to CoBank in accordance with the provisions of this Pledge Agreement.

         SECTION 13. NO WAIVER; ELECTION OF REMEDIES. No course of dealing between the Pledgor and CoBank or failure on the part of CoBank to exercise, and no delay on its part in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or the further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder or under any of the Loan Documents are cumulative and in addition to and are not exclusive of any other remedies provided by law. No enforcement of any remedy shall constitute an election of remedies.

         SECTION 14. GOVERNING LAW; AMENDMENTS. Except to the extent governed by applicable federal law, this Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to choice of law doctrine. This Pledge Agreement may not be amended or modified nor may any of the Pledged Collateral be released, except in writing signed by the parties hereto.

         SECTION 15. Consent to jurisdiction. The Pledgor agrees that any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the State

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of Louisiana or the United States of America for the Western District of
Louisiana, all as CoBank may elect. By execution of this Pledge Agreement, the Pledgor hereby submits to each such jurisdiction, hereby expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction or to serve process in any manner permitted or required by law.

         SECTION 16. BINDING AGREEMENT; ASSIGNMENT. This Pledge Agreement, and the terms, covenants and conditions hereof; shall be binding upon and inure to the benefit of CoBank and to all holders of the indebtedness secured hereby and their respective successors and assigns and to the Pledgor and its successors, legal representatives and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Pledged Collateral, or any part thereof; or any cash or property held by CoBank as collateral under this Pledge Agreement. No notice to or demand on the Pledgor shall entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 17. NOTICES. All notices hereunder shall be deemed to be duly given upon delivery in the form and manner set forth in Section 7(E) of the CCC Limited Recourse Guaranty to the parties at the following addresses (or such other address for a party as shall be specified by like notice):


   If to the Pledgor, as follows:    Cameron Communications Corporation
                                     One Lakeshore Drive, Suite 1495
                                     P.O. Drawer 3104
                                     Lake Charles, Louisiana 70602
                                     Attn: Robert Piper; cc: Thomas G. Henning
                                     Fax No.: (318) 439-0769

   If to CoBank, as follows:         CoBank, ACB
                                     200 Galleria Parkway
                                     Suite 1900
                                     Atlanta, Georgia 30339
                                     Attn: Rural Utility Banking Group
                                     Fax No.: (404) 618-3202


         SECTION 18. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Pledge Agreement.

         SECTION 19. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together constitute but one and the same instrument.

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         SECTION 20. SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Pledge Agreement, but this Pledge Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

         SECTION 21. WAIVER OF SUBROGATION. The Pledgor hereby irrevocably waives any and all rights it may have to enforce any of CoBank's rights or remedies or participate in any security now or hereafter held by CoBank,, and any and all such other rights of subrogation, reimbursement, contribution or indemnification against the Borrower, MCTC or any other person having any manner of liability for the Borrower's or MCTC's obligations to CoBank arising under the Loan Documents.

         SECTION 22. TERMINATION; REINSTATEMENT. This Pledge Agreement shall remain in full force and effect until (i) all Secured Obligations have been paid in full, (ii) CoBank has no further commitment or obligation to make advances to be secured hereby, and (iii) any preference period applicable to payments made on or security given for the Secured Obligations has expired under applicable bankruptcy and insolvency laws, at which time the Pledgor may request a written instrument of termination be executed and delivered by a duly authorized officer of CoBank. If so terminated, this Pledge Agreement and the Pledgor's obligations hereunder shall be automatically reinstated if at any time payment in whole or in part of any of the Secured Obligations is rescinded or restored to the Borrower, MCTC or other payor or guarantor of the Secured Obligations, or must be paid to any other person, upon the insolvency, bankruptcy, liquidation, dissolution or reorganization of the Borrower, MCTC or other payor or guarantor of the Secured Obligations, all as though such payment had not been made.

         SECTION 23. FCC MATTERS. Notwithstanding any other provision of this Pledge Agreement:

                 (A) Any foreclosure on, sale, transfer or other disposition of; or the exercise or relinquishment of any right to vote or consent with respect to, any of the Pledged Collateral by CoBank shall be pursuant to Section 310(d) of the Communications Act of 1934, as amended, and the applicable rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior approval or notice to and non-opposition of the FCC.

                 (B) If an Event of Default shall have occurred and be continuing, the Pledgor shall take any action, and shall cause MCTC to take any action, which CoBank may reasonably request in order to transfer and assign to CoBank, or to such one or more third parties as CoBank may designate, or to a combination of the foregoing, each FCC license or permit owned by MCTC. CoBank is empowered, to the extent permitted by applicable law, to request the appointment of a receiver from any court of competent jurisdiction. Such

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receiver may be instructed by CoBank to seek from the FCC an involuntary transfer of control of each such FCC license or permit for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall further use its best efforts to assist in obtaining approval of the FCC and any state regulatory bodies, if required, for any action or transactions contemplated by this Pledge Agreement, including, without limitation, the preparation, execution and filing with the FCC and any state regulatory bodies of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC license or permit or transfer of control necessary or appropriate under the rules and regulations of the FCC or any state regulatory body for approval or non-opposition of the transfer or assignment of any portion of the Pledged Collateral, together with any FCC license or permit.

                 (C) The Pledgor acknowledges that the assignment or transfer of each FCC license or permit is integral to CoBank's realization of the value of the Pledged Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section 23 and that such failure would not be adequately compensable in damages, and therefore agrees, without limiting the right of CoBank to seek and obtain specific performance of other obligations of the Pledgor contained in this Pledge Agreement, that the agreements contained in this Section 23 may be specifically enforced.

                 (D)      In accordance with the requirements of 47 C.F.R.
Section 22.917, or any successor provision thereto, CoBank shall notify the Pledgor and the FCC in writing at least ten (10) days prior to the date on which CoBank intends to exercise its rights, pursuant to this Pledge Agreement or any of the other Loan Documents, by foreclosing on, or otherwise disposing of; any Pledged Collateral in connection with which such notice is required pursuant to 47 C.F.R. Section 22.917 or any successor provision thereto.

Pledge Agreement/CCC
Loan No. T0362



                 THUS DONE AND SIGNED, in several counterparts at the places and on the dates indicated below, and in the presence of the respective Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

                 At Lake Charles, Louisiana, on April 20, 1995.




                                             CAMERON COMMUNICATIONS CORPORATION

                                             By: /s/ WILLIAM L. HENNING, JR.
                                                --------------------------------
                                                 Name: William L. Henning, Jr.
                                                 Title: President


                                             Attest: /s/ THOMAS G. HENNING
                                                     ---------------------------
                                                     Name: Thomas G. Henning
                                                     Title: Secretary

                                                              [CORPORATE SEAL]

Witnesses to all signatures:



/s/ SHEILA KING
--------------------
Witness

/s/ CAROLYN NUNEZ
--------------------
Witness

[ILLEGIBLE]
--------------------
Notary Public

My commission expires: Lifetime Commission

                 [NOTARIAL SEAL]


                      (Signatures Continued on Next Page)

Pledge Agreement/CCC
Loan No. T0362




                   (Signatures Continued from Previous Page)




         At Atlanta, Georgia, on April 26, 1995.


                                            COBANK, ACB


                                            By: /s/ MARY KAY DEERING
                                               ---------------------------------
                                                Name: Mary Kay Deering
                                                Title:  Assistant Vice President



Witnesses to signature:


[ILLEGIBLE]
------------------------
Witness


[ILLEGIBLE]
------------------------
Witness


/s/ SANDRA S. JONES
------------------------
Notary Public


My commission expires: Notary Public, Paulding County, Georgia
                        My Commission Expires July 14, 1997

         [NOTARIAL SEAL]

                                   SCHEDULE 1
                                       to
                                PLEDGE AGREEMENT




                               Number of                              Percentage of Total
                              Shares Owned        Certificate         Outstanding Shares
Entity                       by the Pledgor        Number(s)         Owned by the Pledgor
------                       --------------       -----------        --------------------
Mercury Cellular                                                              96%
 Telephone Company               12,301                2